As filed with the Securities and Exchange Commission on June 10, 2013

Registration No. ______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Albany Molecular Research, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

14-1742717

(I.R.S. Employer Identification No.)

Albany Molecular Research, Inc.

26 Corporate Circle

Albany, New York 12203

(Address of Principal Executive Offices) (Zip Code)

Second Amended 1998 Employee Stock Purchase Plan.

Second Amended 2008 Stock Option and Incentive Plan.

(Full Title of the Plan)

Thomas E. D’Ambra, Ph.D.

Chairman and Chief Executive Officer

Albany Molecular Research, Inc.

26 Corporate Circle

Albany, New York 12203

(Name and Address of Agent for Service)

(518) 512-2000

Telephone Number, Including Area Code, of Agent For Service.

Copies to:

John Mutkoski, Esq.	Lori Henderson, Esq.
Goodwin Procter LLP	Albany Molecular Research, Inc.
53 State Street	26 Corporate Circle
Boston, MA 02109	Albany, NY 12203
Telephone: (617) 570-1000	Telephone: (518) 512-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee(3)
Second Amended 1998 Employee Stock Purchase Plan Common Stock, par value $0.01 per share (4)	400,000	$10.25	$4,100,000	$559.24

Second Amended 2008 Stock Option and Incentive Plan Common Stock, par value $0.01 per share (4)	2,000,000	$10.25	$20,500,000	$2,796.20

Total	2,400,000	--	$24,600,000	$3,355.44

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected, without the receipt of consideration, which results in an increase in the number of our outstanding shares of common stock.

(2)	This registration statement registers an additional 400,000 shares issuable under the Second Amended 1998 Employee Stock Purchase Plan and an additional 2,000,000 shares issuable under the Second Amended 2008 Stock Option and Incentive Plan. We have previously registered 600,000 shares issuable under the 1998 Employee Stock Purchase Plan under Registration No. 333-80477 and 400,000 shares issuable under the 1998 Employee Stock Purchase Plan, as amended under Registration No. 333-174973 and 1,200,000 shares issuable under the 2008 Stock Option and Incentive Plan under Registration No. 333-152169 and 2,500,000 shares issuable under the 2008 Stock Option and Incentive Plan, as amended under Registration No. 33-174973.

(3)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rules 457(c) and 457(h), the proposed maximum offering price per share, the proposed maximum aggregate offering price, and the registration fee shown has been computed based upon the average of the high and low sales price of the Registrant’s Common Stock on June 6, 2013, $10.25, as reported on the Nasdaq Global Market with respect to securities for which options have not been granted.

(4)	This registration statement also relates to the rights (the “Rights”) to purchase one ten-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock of the Registrant that, pursuant to the terms of the Shareholder Rights Agreement, dated as of July 27, 2012, are attached to the shares of Registrant’s Common Stock that are issued. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Registrant’s Common Stock and are transferred only with such Common Stock. Because no separate consideration is paid for the Rights, the registration fee therefor is included in the fee for the Registrant’s Common Stock. Any value attributable to the Rights is reflected in the market price of the Registrant’s Common Stock.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Albany Molecular Research, Inc. (the “Registrant”) for the purpose of registering an additional (i) 400,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), of the Registrant reserved for issuance under the Second Amended 1998 Employee Stock Purchase Plan (the “1998 Plan”) and (ii) 2,000,000 shares of Common Stock reserved for issuance under the Second Amended 2008 Stock Option and Incentive Plan (the “2008 Plan”). Following the registration of the additional shares of Common Stock under this Registration Statement, a total of (i) 1,400,000 shares of Common Stock will be registered under the 1998 Plan and (ii) 5,700,000 shares of Common Stock will be registered under the 2008 Plan.

The securities subject to this Registration Statement on Form S-8 are of the same class as other securities for which Registration Statements on Form S-8 were previously filed by the Registrant and declared effective by the Securities and Exchange Commission (the “Commission”). Accordingly, pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registration Statements on Form S-8 previously filed with the Commission on: (i) June 11, 1999 (File No. 333-80477), (ii) July 7, 2008 (File No. 333-152169) and (iii) June 17, 2011 (File No. 333-174973) .

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (File No. 001-35622), as filed with the Commission on March 18, 2013;

(b)	Quarterly Report on Form 10-Q for the period ended March 31, 2013 (File No. 001-35622), as filed with the Commission on May 9, 2013;

(c)	Current Report on Form 8-K filed (File No. 001-35622), as filed with the Commission on June 6, 2013; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on January 29, 1999 (File No. 000-25323), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

3.1

Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 000-25323).

3.2

Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 000-25323).

4.1

Specimen certificate for shares of Common Stock, $0.01 par value, of the Registrant (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, File No. 333-58795).

4.2

Amended and Restated Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Albany Molecular Research, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 31, 2012, File No. 001-35622).

4.3

Shareholder Rights Agreement, dated as of July 27, 2012, between the Registrant and Computershare Shareowner Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 31, 2012, File No. 001-35622).

5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on June 10, 2013.

ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ Thomas E. D’Ambra
Thomas E. D’Ambra
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Thomas E. D’Ambra and Michael M. Nolan as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following person in the capacities as of June 10, 2013.

Signature	Title(s)

/s/ Thomas E. D’Ambra	President, Chief Executive Officer and Director
Thomas E. D’Ambra	(Principal Executive Officer)

/s/ Michael M. Nolan	Chief Financial Officer and Treasurer
Michael M. Nolan	(Principal Financial Officer and Principal Accounting Officer)

/s/ William S. Marth	Chairman
William S. Marth

/s/ Gabriel Leung	Director
Gabriel Leung

/s/ Kevin O’Connor	Director
Kevin O’Connor

/s/ Arthur J. Roth	Director
Arthur J. Roth

/s/ Veronica G.H. Jordan	Director
Veronica G.H. Jordan

/s/ Una S. Ryan	Director
Una S. Ryan

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1

Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 000-25323).

3.2

Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 000-25323).

4.1

Specimen certificate for shares of Common Stock, $0.01 par value, of the Registrant (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, File No. 333-58795).

4.2

Amended and Restated Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Albany Molecular Research, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 31, 2012, File No. 001-35622).

4.3

Shareholder Rights Agreement, dated as of July 27, 2012, between the Registrant and Computershare Shareowner Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 31, 2012, File No. 001-35622).

5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)